CONVERTIBLE SUBORDINATED NOTE
                               PURCHASE AGREEMENT


                          Dated as of October 18, 1996


                                 by and between


                          CONSOLIDATED STAINLESS, INC.
                                 as the Company

                                 HARVEY B. ADAMS
                                  Individually

                                 RONALD J. ADAMS
                                  Individually


                                       and


                              SUNTRUST BANKS, INC.
                                as the Purchaser




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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1  DEFINITIONS ........................................................1

           Section 1.1   Definitions ..........................................1

ARTICLE 2  ISSUANCE AND PURCHASE OF NOTE .....................................11

           Section 2.1   Authorization of Issuance of Note ...................11
           Section 2.2   Purchase and Sale of Initial Note and Purchased
                         Stock ...............................................11
           Section 2.3   Interest on the Note ................................11
           Section 2.4   Maturity of Note; Prepayments; Funding Losses .......12

ARTICLE 3  OTHER PROVISIONS RELATING TO THE NOTE .............................13

           Section 3.1   Making of Payments ..................................13
           Section 3.2   Default Rate of Interest ............................13
           Section 3.3   Calculation of Interest .............................13
           Section 3.4   Usury ...............................................13

ARTICLE 4  CONDITIONS PRECEDENT TO PURCHASE OF THE
           INITIAL NOTE ......................................................14

ARTICLE 5  REPRESENTATIONS AND WARRANTIES ....................................15

           Section 5.1   Organization and Qualification ......................15
           Section 5.2   Corporate Authority .................................16
           Section 5.3   Financial Statements ................................16
           Section 5.4   Tax Returns .........................................16
           Section 5.5   Actions Pending .....................................16
           Section 5.6   Representations; No Defaults ........................17
           Section 5.7   Title to Properties and Assets; Liens, etc. .........17
           Section 5.8   Enforceability of Agreement .........................17
           Section 5.9   Consent .............................................17
           Section 5.10  Use of Proceeds; Federal Reserve Regulations ........17
           Section 5.11  ERISA ...............................................17
           Section 5.12  Subsidiaries ........................................18
           Section 5.13  Outstanding Indebtedness ............................18
           Section 5.14  Conflicting Agreements ..............................18
           Section 5.15  Environmental Laws and Other Relations ..............19



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



           Section 5.16  Possession of Franchises, Licenses, Etc. ............20
           Section 5.17  Patents, Etc. .......................................20
           Section 5.18  Governmental Consent ................................20
           Section 5.19  Disclosure ..........................................20
           Section 5.20  Insurance Coverage ..................................21
           Section 5.21  Labor Matters .......................................21
           Section 5.22  Intercompany Loans; Dividends .......................21
           Section 5.23  Burdensome Restrictions .............................21
           Section 5.24  Solvency ............................................21

ARTICLE 6  AFFIRMATIVE COVENANTS..............................................22

           Section 6.1   Corporate Existence, Etc. ...........................22
           Section 6.2   Compliance with Laws, Etc. ..........................22
           Section 6.3   Payment of Taxes and Claims, Etc. ...................22
           Section 6.4   Keeping of Books ....................................22
           Section 6.5   Visitation, Inspection, Etc. ........................22
           Section 6.6   Insurance; Maintenance of Properties.................23
           Section 6.7   Reporting Covenants .................................23
           Section 6.8   Financial Covenants, Ratios and Other Limits ........26
           Section 6.9   Notices Under Certain Other Indebtedness ............27
           Section 6.10  Fiscal Year .........................................27
           Section 6.11  Ownership of Guarantors .............................27
           Section 6.12  Subordination of Intercompany Loans .................27
           Section 6.13  Key Man Life Insurance ..............................27
           Section 6.14  Merger of Subsidiaries into the Company..............28
           Section 6.15  Use of Proceeds .....................................28
           Section 6.16  Amendment to Certificate ............................28
           Section 6.17  Covenants of R. Adams and H. Adams ..................28

ARTICLE 7  NEGATIVE COVENANTS.................................................28

           Section 7.1   Indebtedness ........................................29
           Section 7.2   Liens ...............................................30
           Section 7.3   Sales, Etc. .........................................31
           Section 7.4   Mergers, Acquisitions, Etc. .........................31
           Section 7.5   Investments, Loans, Etc. ............................31
           Section 7.6   Sale and Leaseback Transactions .....................32
           Section 7.7   Transactions with Affiliates ........................32
           Section 7.8   Optional Prepayment .................................32
           Section 7.9   Changes in Business .................................33
           Section 7.10  ERISA ...............................................33



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           Section 7.11  Additional Negative Pledges .........................33
           Section 7.12  Limitation on Payment Restrictions Affecting
                         Consolidated Companies ..............................33
           Section 7.13  Actions Under Certain Documents .....................33
           Section 7.14  Use of Proceeds .....................................33
           Section 7.15  Changes in Management and Control ...................34
           Section 7.16  Guaranties ..........................................34
           Section 7.17  No Dividends on Capital Stock .......................34
           Section 7.18  No Issuance of Capital Stock of Subsidiary ..........34

ARTICLE 8  EVENTS OF DEFAULT .................................................34

           Section 8.1   Payments ............................................34
           Section 8.2   Charter Amendment ...................................34
           Section 8.3   Other Covenants .....................................34
           Section 8.4   Representations .....................................35
           Section 8.5   Non-Payments of Other Indebtedness ..................35
           Section 8.6   Defaults Under Other Agreements .....................35
           Section 8.7   Bankruptcy ..........................................35
           Section 8.8   ERISA ...............................................36
           Section 8.9   Money Judgment ......................................36
           Section 8.10  Change in Control of the Company ....................36
           Section 8.11  Default Under Other Loan Documents ..................36
           Section 8.12  Attachments .........................................37

ARTICLE 9  CONVERSION ........................................................37

           Section 9.1   Conversion Privilege ................................37
           Section 9.2   Conversion Procedure ................................38
           Section 9.3   Make Whole Premium ..................................39
           Section 9.4   Effect of Certain Actions ...........................39
           Section 9.5   Taxes on Shares Issued ..............................40
           Section 9.6 Reservation of Shares; Shares to be Fully Paid; Compliance with Government Requirements;
                         Listing of Shares ...................................40
           Section 9.7   Notice to Purchasers Prior to Certain Actions .......41
           Section 9.8   Transfer of Shares ..................................41
           Section 9.9   Co-Sale Rights ......................................42
           Section 9.10  Special Dividends ...................................42

ARTICLE 10 MISCELLANEOUS .....................................................42

           Section 10.1  Notices .............................................42



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           Section 10.2  No Waiver ...........................................43
           Section 10.3  Expenses ............................................44
           Section 10.4  Amendments, Etc. ....................................44
           Section 10.5  Successors and Assigns ..............................44
           Section 10.6  Governing Law .......................................45
           Section 10.7  Entire Agreement ....................................45
           Section 10.8  Survival of Representations and Warranties ..........45
           Section 10.9  Severability ........................................45
           Section 10.10 Counterparts ........................................45
           Section 10.11 Set-Off .............................................45
           Section 10.12 Jurisdiction and Venue ..............................45
           Section 10.13 Waiver of Jury Trial ................................46
           Section 10.14 Covenant of Purchaser ...............................46



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Exhibits and Schedules

Exhibit A - Convertible Subordinated Note

Exhibit B - Registration Rights Agreement

Exhibit C - Charter Amendment

Exhibit D - Closing Certificate

Exhibit E - Opinion of Counsel

Exhibit F - Intentionally Omitted

Exhibit G - Conversion Notice

Exhibit H - Subordination Agreement


Schedule 1.1(a) - Existing Stock Agreements

Schedule 5.1 - Existing Stockholders

Schedule 5.3 - Material Adverse Changes

Schedule 5.4 - Taxes

Schedule 5.5 - Pending Actions

Schedule 5.7 - Existing Liens

Schedule 5.11 - Plans

Schedule 5.12 - Subsidiaries

Schedule 5.13 - Indebtedness

Schedule 5.14 - Material Contracts

Schedule 5.15(a) - Environmental Matters



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



Schedule 5.15(b) - CERCLA Matters

Schedule 5.15(c) - Permits

Schedule 5.17 - Intellectual Property

Schedule 5.21 - Labor Matters

Schedule 5.23 - Burdensome Restrictions

Schedule 7.1(b) - Existing Debt

Schedule 7.5 - Investments

THIS CONVERTIBLE SUBORDINATED NOTE PURCHASE AGREEMENT IS SUBJECT TO THAT CERTAIN SUBORDINATION AGREEMENT, DATED AS OF THE DATE HEREOF, AMONG THE COMPANY, THE PURCHASER, SUNTRUST BANK, CENTRAL FLORIDA, N.A., AND SOUTHTRUST BANK OF ALABAMA, N.A., AS THE SAME MAY HEREAFTER BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME.

     THIS CONVERTIBLE SUBORDINATED NOTE PURCHASE AGREEMENT dated as of October 18, 1996 by and between CONSOLIDATED STAINLESS, INC., a corporation organized under the laws of the State of Delaware (the "Company"), Harvey B. Adams, an individual resident of the State of Florida ("H. Adams"), Ronald J. Adams, an individual resident of the State of Florida ("R. Adams"), and SUNTRUST BANKS, INC., a corporation organized under the laws of the State of Georgia (the "Purchaser").

     WHEREAS, the Purchaser desires to make available to the Company certain financial accommodations on the terms and conditions contained herein.

     NOW, THEREFORE, for and in consideration of the mutual premises, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

     Section 1.1 Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Affiliate" shall mean, with respect to any Person (the "Specified Person"), any Person other than the Specified Person directly or indirectly controlling, controlled by or under direct or indirect common control with, the Specified Person. For purposes of this definition, the term "control" when used with respect to any Specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Specified Person, whether through the ownership of voting securities, partnership interests, by contract or otherwise; provided, however, that the purchase by the Purchaser of any Stock shall not be deemed to render the Purchaser an Affiliate of the Company hereunder.

     "Agreement" shall mean this Convertible Subordinated Note Purchase Agreement, as the same may be amended, restated, supplemented or modified from time to time in accordance with the terms hereof.

     "Applicable Law" shall mean all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

     "Bankruptcy Code" shall mean The Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. ss.101 et seq.).

     "Business Day" shall mean any day on which commercial banks located in Atlanta, Georgia and Orlando, Florida are required or permitted by law to be open for the purpose of conducting a commercial banking business.

     "Capital Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with generally accepted accounting principles consistently applied, be required to be classified and accounted for as a capital lease on a balance sheet of such Person, other than, in the case of the Company or a Subsidiary, any such lease under which the Company or a wholly-owned Subsidiary is the lessor.

     "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder which would, in accordance with generally accepted accounting principles consistently applied, appear on a balance sheet of such lessee in respect of such Capital Lease.

     "Change in Control" shall mean (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) shall become the "beneficial owner(s)" (as defined in said Rule 13d-3) of shares of Stock of the Company (on a Fully Diluted Basis) which entitle the holder thereof to control more than twenty-five percent (25%) of all voting rights with respect to all shares of Stock of the Company (on a Fully Diluted Basis) excluding the shares of Stock of the Company issued or issuable upon conversion of the Notes; (b) approval by the stockholders of the Company of a merger, reorganization, consolidation, exchange of shares, recapitalization, restructuring or other business combination which results in ownership of more than fifty percent (50%) of the Voting Stock of the Company on a Fully Diluted Basis being transferred to a Person or Persons other than such existing stockholders, excluding the shares of Stock of the Company issued or issuable upon conversion of the Notes; (c) sale of all or substantially all of the Company's assets; (d) Incumbent Directors cease to comprise a majority of the directors on the Company's board of directors; (e) any transaction occurs without the prior approval of two-thirds of the Incumbent Directors that results in the Stock of the Company no longer being required to be registered under
Section 12 of the Securities Exchange Act of 1934, as amended; or (f) any recapitalization occurs in which any dividends or other distributions, direct or indirect, on account of any shares of the Stock of the Company or any of the Subsidiaries are not paid to the Purchaser on a pari passu basis with all other stockholders of the Company as set forth in Section 9.10 of this Agreement.

     "Charter Amendment" shall mean the amendment to the Company's Certificate of Incorporation set forth in Exhibit C hereto.

     "Closing Date" shall mean October 18, 1996 or such later date that the conditions set forth in Article 4 hereof are satisfied.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

     "Common Stock" shall mean, prior to the effectiveness of the Charter Amendment, the Common Stock, par value $.01 per share, of the Company, and, after the effectiveness of the Charter Amendment, the Voting Common Stock and the Nonvoting Common Stock.

     "Company" has the meaning set forth in the introductory paragraph hereof and shall include the Company's successors and assigns.

     "Company Stockholders" means H. Adams, R. Adams and those Persons listed on
Schedule 5.1 owning shares of Stock of the Company.

     "Consolidated Income Tax Expense" shall mean, for any fiscal period of the Company, the aggregate of (i) all taxes based on or measured by the income of the Consolidated Companies, and (ii) franchise taxes payable by the Consolidated Companies on a consolidated basis, determined in accordance with GAAP.

     "Consolidated Interest Expense" shall mean, for any fiscal period of the Company, total interest expense of the Company and its Subsidiaries (including without limitation, interest expense attributable to Capital Lease Obligations, all capitalized interest, all commissions, discounts and other fees and charges owed with respect to banker's acceptance financing, and total interest expense (whether shown as interest expense or as a loss and expense on sale of receivables) under a receivables purchase facility) determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income (Loss)" shall mean, for any fiscal period of the Company, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP; provided that there shall be excluded therefrom any items of gain or loss resulting from a sale of assets other than in the ordinary course of business and other non-recurring items.

     "Consolidated Net Worth" shall mean as of the date of determination, the net worth of the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

     "Consolidated Companies" shall mean the Company and the Consolidated Subsidiaries.

     "Consolidated Subsidiary" shall mean, as at any particular time, any corporation included as a consolidated Subsidiary of the Company in Company's most recent financial statements furnished to its stockholders and certified by the Company's independent public accountants, provided that under then GAAP approved by such independent public accountants, such corporation may continue to be so included as a consolidated Subsidiary of the Company in any financial statements thereafter certified by such accountants.

     "Conversion Price" shall have the meaning set forth in Section 9.1 hereof.

     "Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

     "Credit Documents" shall mean, collectively, this Agreement and the other Loan Documents, together with all other documents, agreements, certificates, schedules, notes, statements and opinions, however described, referenced herein or delivered pursuant hereto or in connection with or arising out of the Notes or the transactions contemplated by this Agreement.

     "Credit Parties" means each of the Company and all Persons who from time to time guarantee all or a portion of the Obligations.

     "Default" shall mean any event that, with notice or lapse of time or both, would constitute an Event of Default.

     "Dollar" and the sign "$" shall mean the lawful money of the United States of America.

     "EBITDA" shall mean, for any fiscal quarter of the Company, an amount equal to the sum of (i) its Consolidated Net Income (Loss), plus, to the extent deducted therefrom, (ii) Consolidated Income Tax Expense, plus (iii) Consolidated Interest Expense, plus (iv) depreciation and amortization of the Consolidated Companies for the fiscal quarter then ended and the preceding three fiscal quarters.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and the regulations promulgated and rulings issued thereunder.

     "ERISA Affiliate" shall mean, with respect to any Person, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is either within a controlled group of corporations or under common control within the meaning of the regulations promulgated under Section 414 of the Code and the regulations promulgated thereunder.

     "Event of Default" means any of the events specified in Section 8.1 hereof.

     "Fully Diluted Basis" includes, without duplication, (i) all shares of Stock of the Company outstanding at the time of determination, (ii) the Stock issuable upon exercise of all outstanding warrants, options and other rights to acquire Stock of the Company directly or indirectly and (iii) the Stock of the Company issuable upon conversion of all securities convertible directly or indirectly into Stock of the Company.

     "Funded Debt" or "Funded Liabilities" shall mean all Indebtedness for money borrowed, Indebtedness evidenced or secured by purchase money liens, Capital Lease Obligations, conditional sales contracts and similar title retention debt instruments, (regardless of when such Indebtedness matures). The calculation of Funded Debt shall include (without duplication) (i) all Funded Debt of the Company and its Subsidiaries, (ii) all Funded Debt of other Persons, other than Subsidiaries, which has been guaranteed by the Company or one of its Subsidiaries, which is supported by a letter of credit issued for the account of the Company or one of its Subsidiaries, or as to which and to the extent the Company or one of its Subsidiaries, or its assets have otherwise become liable for payment thereof, (iii) all Indebtedness for money borrowed by the Company pursuant to lines of credit or revolving credit facilities (regardless of the term thereof), and (iv) all Subordinated Debt.

     "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

     "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person (i) to purchase or repurchase any such primary obligation; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation, or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (iv) to indemnify the owner of such primary obligation against loss in respect thereof; (v) by which and to the extent said Person or its assets have otherwise become liable for payment of any such primary obligation; or (vi) supporting a letter of credit issued for the account of said primary obligor.

     "Guarantors" shall mean all future Subsidiaries of the Company who from time to time guarantee all or a portion of the Obligations.

     "Incidental Contracts" shall mean those contracts to which the Company or any of its Subsidiaries is a party or by which its assets are bound, and as to which (i) the assets or services provided to the Company or such Subsidiary under said contract are not material to the operations or financial condition of the Company, (ii) the assets or services so provided under said contract are generic in nature and can readily be replaced on substantially comparable terms, or (iii) the loss of said assets or services would not have a Material Adverse Effect.

     "Incumbent Directors" shall mean all of the individuals constituting the Board of Directors of the Company at the Closing Date, together with any other director whose election to the Board of Directors of the Company, or whose nomination for election by the shareholders of the Company, was approved by H. Adams and R. Adams or by a vote of at least two-thirds of the directors then in office who either were directors on the Closing Date or whose election or nomination for election was previously so approved.

     "Indebtedness" of any Person shall mean, without duplication (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, all Funded Debt, all obligations for borrowed money and for the deferred purchase price of property or services, obligations evidence by bonds, debentures, notes or other similar instruments, and contingent reimbursement obligations under undrawn letters of credit); (ii) all Capitalized Lease Obligations; (iii) all Guaranteed Indebtedness of such Person; (iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; and (v) obligations or other liabilities under currency contracts, interest rate hedging contracts, or similar agreements or combinations thereof.

     "Investment" shall have the meaning set forth in Section 7.5 hereof.

     "Intercompany Loans" shall mean, collectively, (i) the presently existing loans and (ii) those loans or other extensions of credit from time to time made in the ordinary course of business by any Consolidated Company to another Consolidated Company satisfying the terms and conditions set forth in Section 7.1(e) or as may otherwise be approved in writing by the Requisite Purchasers.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind or description and shall include, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any Capitalized Lease in the nature thereof including any lease or similar arrangement with a public authority executed in connection with the issuance of industrial development revenue bonds or pollution control revenue bonds, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

     "Loan Documents" shall mean, collectively, this Agreement, the Note, the Registration Rights Agreement, the Subordination Agreement and any other agreements of any type or nature in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

     "Mandatory Redemption Date" shall mean December 31, 2006.

     "Material Adverse Effect" shall mean the occurrence of an event which could reasonably be expected to cause a materially adverse change in (i) the business, results of operations, financial condition, assets or prospects of the Company and its Subsidiaries, taken as a consolidated whole, (ii) the ability of the Company to perform its obligations under this Agreement, or (iii) the ability of the Company and its Subsidiaries, (taken as a consolidated whole) to perform their respective obligations under the Credit Documents.

     "Material Agreements" means any contract or other arrangement (other than the Loan Documents), whether written or oral, to which the Company is a party as to which the breach, nonperformance, cancellation or failure to renew would have a Material Adverse Effect, as listed on Schedule 5.14 hereto.

     "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

     "Nonvoting Common Stock" shall mean the Company's Nonvoting Common Stock, par value $.01 per share.

     "Note" shall mean, collectively, each convertible subordinated promissory note issued by the Company pursuant hereto, in substantially the form of Exhibit A hereto, with appropriate insertions, and each Note delivered in substitution, amendment, modification, extension or exchange for any such Note pursuant to the provisions of this Agreement.

     "Obligations" shall mean all present and future Indebtedness, liabilities and obligations of the Company and each of the other Credit Parties owing to the Purchaser, or any Person entitled to indemnification hereunder, or any of their respective successors, permitted transferees or permitted assigns, arising under or in connection with this Agreement, the Note or any other Loan Document other than the Registration Rights Agreement; provided that the term Obligations shall not include any Indebtedness owed to a Senior Lender under any Senior Credit Agreement.

     "Permitted Acquisition" shall mean the acquisition by the Company or any existing or newly formed Subsidiary of the Company of the capital stock, assets and properties and/or business of any unaffiliated Person, whether through purchase of capital stock, assets, merger, consolidation or like combination which either (i) does not result in the occurrence of a Default or an Event of Default under this Agreement or the Senior Credit Agreement, or (ii) is consummated with the written consent of the Requisite Purchasers, which consent may be withheld by the Requisite Purchasers in their sole and absolute discretion.

     "Permitted Liens" shall mean those Liens expressly permitted by Section 7.2 hereof.

     "Permitted Transfer" means a transfer by H. Adams and/or R. Adams: (a) of not more than 150,000 shares of Common Stock by H. Adams and not more than 50,000 shares of Common Stock by R. Adams, (b) in a registered offering subject to Purchaser's rights under Section 3 of the Registration Rights Agreement, (c) to a member of the transferor's immediate family for estate tax purposes that does not result in the transferor reducing his respective ownership of shares by more than twenty-five percent (25%) from his ownership on the date of this Agreement, (d) to the Company upon the death or retirement of the transferor, or
(e) to the Company pursuant to agreements entered into prior to the date of this Agreement listed on Schedule 1.1(a) hereto.

     "Person" shall mean an individual, partnership, joint venture, firm, corporation, trust, limited liability company, unincorporated association, government or any department or agency thereof.

     "Places of Business" shall mean those locations owned or leased by the Company or at which any assets of the Company and its Subsidiaries are located.

     "Plan" shall mean any employee benefit plan, program, arrangement, practice or contract, maintained by or on behalf of the Company or an ERISA Affiliate, which provides benefits or compensation to or on behalf of employees or former employees, whether formal or informal, whether or not written, including but not limited to, the following types of plans:

          (i) Executive Arrangements - any bonus, incentive compensation, stock option, deferred compensation, commission, severance, "golden parachute", "rabbi trust", or other executive compensation plan, program, contract, arrangement or practice;

          (ii) ERISA Plans - any "employee benefit plan" defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits; and

          (iii) Other Employee Fringe Benefits - any stock purchase, vacation, scholarship, day care, prepaid legal services, severance pay or other fringe benefit plan, program, arrangement, contract or practice.

     "Principal Office" means 25 Park Place, 5th Floor, Atlanta, Georgia 30303,
Attention: Mr. Robert L. Dudiak.

     "Purchaser" means, collectively, SunTrust Banks, Inc., a Georgia corporation, together with its successors and assigns.

     "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of the date hereof, among the Company and the Purchaser, in substantially the form of Exhibit B, together with all amendments and modifications thereto.

     "Requirement of Law" for any Person shall mean the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Requisite Purchasers" means Purchasers who individually or collectively hold more than seventy-five percent (75%) of the outstanding principal amount of the Note.

     "Senior Credit Agreement" shall mean (i) that certain (x) Revolving Line of Credit and Term Loan Agreement, dated as of January 22, 1996, by and among the Company, the Senior Lenders and SunTrust Bank, Central Florida, National Association, as Agent for the Senior Lenders, as heretofore or hereafter amended, restated, supplemented or otherwise modified and (y) Loan Agreement by and among SunTrust Bank, Central Florida, National Association, the Company and Flow Components, Inc., as hereafter amended, restated, supplemented or otherwise modified; and (ii) any other revolving credit, term loan and security agreement between the Company and any Senior Lenders which replaces or refinances the same.

     "Senior Debt" shall mean (i) those certain revolving loan commitment and term loan commitments made by the Senior Lenders in favor of the Company, together with any accrued and unpaid interest thereon, evidenced by the Senior Debt Documents, and (ii) any other Indebtedness permitted pursuant to Section 7.1(b) hereof.

     "Senior Debt Documents" shall mean the Senior Credit Agreement and all other Credit Documents (as defined in the Senior Credit Agreement).

     "Senior Funded Debt" shall mean, as of any date of determination, the Funded Debt of the Consolidated Companies minus the Subordinated Debt of the Consolidated Companies.

     "Senior Lenders" shall mean SunTrust Bank, Central Florida, National Association, a national banking association, and SouthTrust Bank of Alabama, National Association, a national banking association, and their respective successors in interest, or any other Person who shall refinance the Company's Senior Debt.

     "Shareholders' Equity" shall mean, with respect to any Person as at any date of determination, the shareholders' equity of such Person, determined on a consolidated basis in conformity with GAAP.

     "Stock" means all shares of capital stock of or in a corporation, whether voting or non-voting, and including, without limitation, common stock and preferred stock.

     "Subordinated Debt" shall mean (i) the Indebtedness evidenced by the Notes,
(ii) additional Indebtedness incurred by the Company after the Closing Date which is expressly permitted by Section 7.1(f).

     "Subsidiary" shall mean any corporation, regardless of its jurisdiction of incorporation, a majority of the total combined voting power of all classes of stock entitled to vote of which shall be owned, at the time as of which any determination is made, by the Company or another Subsidiary of the Company, either directly or indirectly, and any other entity required to be consolidated with the Company in accordance with generally accepted accounting principles.

     "Tangible Net Worth" shall mean, at any point in time, the total assets of the Company and its Subsidiaries less, without duplication (a) Current Liabilities (excluding current maturities of Funded Debt) (b) Funded Debt, (c) asset, liability, contingency and other appropriate reserves, including reserves for depreciation and for deferred income taxes, (d) all other liabilities other than liabilities for Funded Debt representing obligations for borrowed money,
(e) treasury stock, (f) unamortized debt discount and expense, (g) goodwill, trademarks, brand names, patents and other Intangible Assets, (h) any write-up of the value of any of the assets, and (i) any other item required by GAAP to be deducted in computing tangible net worth, all as determined by GAAP consistent with those applied in the preparation of the financial statements referred to in
Section 6.3 hereof, and including the making of appropriate deductions for minority interests (if any) in any present or future Subsidiary of the Company. For purposes of calculating Tangible Net Worth, outstanding commercial and trade letters of credit used to secure future inventory purchase commitments shall not be deemed to constitute Funded Debt until such letters of credit are drawn upon.

     "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

     "Voting Common Stock" shall mean, prior to the effectiveness of the Charter Amendment, the Company's Common Stock, par value $.01 per share, and, after the effectiveness of the Charter Amendment, the Company's Voting Common Stock, par value $.01 per share.

     "Voting Stock" shall mean securities of any class or classes, the holders of which are entitled to elect all of the corporate directors (or Persons performing similar functions).

     "Wholly Owned Subsidiary" shall mean any Subsidiary, all the stock or ownership interest of every class of which, except directors' qualifying shares, shall, at the time as of which any determination is being made, be owned by the Company either directly or indirectly.


                                    ARTICLE 2

                          ISSUANCE AND PURCHASE OF NOTE

     Section 2.1 Authorization of Issuance of Note. The Company has duly authorized the issuance and sale, on the terms and subject to the conditions set forth herein, of a Note in the aggregate principal amount of $2,500,000, to be dated the date of issuance thereof (the "Initial Note"). The Company has, subject to the effectiveness of the Charter Amendment, duly authorized and reserved for issuance 410,509 shares of its Voting Common Stock or such greater number as may be necessary to allow the Purchaser the conversion rights set forth herein and 190,686 shares of its Nonvoting Common Stock (equaling 100% of its Nonvoting Common Stock on a Fully Diluted Basis) issuable upon conversion of the Note as set forth herein.

     Section 2.2 Purchase and Sale of Initial Note and Purchased Stock. The Company hereby agrees to sell to the Purchaser and, subject to the terms and conditions set forth herein and in the other Loan Documents and in reliance upon the representations and warranties of the Company contained herein, Purchaser agrees to purchase from the Company the Initial Note for a purchase price equal to $2,500,000.00.

     Section 2.3 Interest on the Note.

     (a) Interest on the Note shall accrue at a rate per annum equal to ten and three-quarters percent (10.75%), subject to Section 3.4 below. Interest shall be payable (i) on the last Business Day of each calendar quarter, commencing on December 31, 1996 and continuing thereafter until the Note has been paid in full, (ii) upon any prepayment of the Note to the date of prepayment and (iii) at maturity of the Note, whether by acceleration or otherwise.

     (b) After maturity, whether by acceleration or otherwise, interest shall accrue on the Note at the Default Rate set forth in Section 3.4 below.

     (c) Quarterly interest payments on the Note may be deferred at the election of the Company for a period of up to two years after the date hereof by giving Purchaser written notice of such election five Business Days prior to the last Business Day of each calendar quarter for which interest is payable. Any interest on the Note so deferred by the Company may be paid in cash, with no further obligation of the Company, at any time prior to January 1, 1999 by paying all such deferred interest plus an additional amount equal to fifteen percent (15%) per annum multiplied by such deferred interest, calculated from the date such interest was due and payable hereunder through the date paid. On or after January 1, 1999, any deferred and unpaid interest on the Note may be converted by Purchaser into additional shares of Nonvoting Common Stock pursuant to the terms set forth in Article 9 hereof.

     (d) In the event of a Change of Control, interest on the Note shall accrue at a rate of eighteen percent (18%) per annum from the date of such Change of Control to the date of payment in full of the Note and all accrued interest thereon.

     Section 2.4 Maturity of Note; Prepayments; Funding Losses.

     (a) The Note shall be due and payable in full on the Mandatory Redemption Date, unless sooner accelerated in accordance with the terms hereof, on which date all principal, interest and other Obligations shall be due and payable in full.

     (b) The Note may not be prepaid by the Company in whole prior to the third anniversary of the Closing Date or in part at any time. On and after the third anniversary of the Closing Date, the Company may prepay the Note in whole at any time, provided that (i) the Company provides at least 30 days' prior written notice to the Purchaser of such prepayment, (ii) such prepayment is accompanied by all accrued and unpaid interest on the Note through the date of prepayment and all other amounts owing by the Company hereunder in connection with the Note, and (iii) such prepayment is accompanied by a prepayment premium, determined as of the prepayment date, equal to the net present value (using a 10% discount factor) of the remaining interest payments from such prepayment date to the Mandatory Redemption Date. Any acceleration of the Note in accordance with Article 8 hereof following the occurrence and during continuance of an Event of Default shall constitute a prepayment hereof pursuant to this clause (b) entitling Purchaser to payment of the prepayment premium set forth above, calculated as if the date of acceleration were the date of a voluntary prepayment of the Note. Any acceleration occurring prior to the third anniversary of the Closing Date shall entitle the Purchaser to a prepayment premium of the net present value (using a 10% discount factor) of the remaining interest payments from the date of acceleration to the Mandatory Redemption Date. Notwithstanding the foregoing, in the event the Company at any time determines to register shares of its Common Stock in a public offering with (i) aggregate net proceeds to the Company (before payment of expenses of the offering) of $10 million or more, and (ii) a per share offering price equal to or greater than 150% of the Conversion Price (as defined in Article 9), then the Company may prepay the Note in whole from the net proceeds of such public offering or other available funds, provided that (x) the Company provides at least 30 days' prior written notice to the Purchaser of such prepayment, (y) such prepayment is accompanied by all accrued and unpaid interest on the Note through the date of prepayment and all other amounts owing by the Company hereunder in connection with the Note, and (z) such prepayment is accompanied by a premium equal to the Make Whole Premium (as defined in Article 9).

     (c) Notice of intent to prepay the Note shall not preclude the Purchaser from exercising its conversion rights or mandatory repayment option rights hereunder, owning any Stock or exercising its rights under the Registration Rights Agreement at a later date.


                                    ARTICLE 3

                      OTHER PROVISIONS RELATING TO THE NOTE

     Section 3.1 Making of Payments. The Company shall make each payment hereunder and under the Note not later than 2:00 p.m. (Atlanta, Georgia time) on the day when due in Dollars in same day funds to the Purchaser at its Principal Office. All payments received after that hour shall be deemed to have been received by the Purchaser on the next following Business Day. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be due on the next succeeding Business Day.

     Section 3.2 Default Rate of Interest. Subject to the right of the Company to defer payment of interest under Section 2.3(c), if the Company shall fail to pay on the due date therefor, whether by acceleration or otherwise, any principal owing under the Note or any other Obligations, then interest shall accrue on such unpaid principal or, to the extent permitted by Applicable Law, other Obligation from the due date until and including the date on which such principal is paid in full at a rate per annum that is three percent (3%) in excess of the rate of interest otherwise payable hereunder (the "Default Rate"); provided, however, that upon an Event of Default caused by a Change of Control, interest shall accrue as set forth in Section 2.3(d). Interest calculated at the Default Rate shall be due and payable upon demand by the Purchaser.

     Section 3.3 Calculation of Interest. Interest payable on the Note shall be calculated on the basis of a year of 365 days and shall be payable for the actual number of days elapsed. If the date for any payment of principal is extended (whether by operation of this Agreement, any provision of law or otherwise), interest shall be payable for such extended time at the rates provided herein.

     Section 3.4 Usury. In no event shall the amount of interest due or payable on any Obligation, when aggregated with all amounts payable by the Company or any other Credit Party under any of the Loan Documents that are deemed or construed to be interest, exceed the maximum rate of interest allowed by Applicable Law and, in the event any such payment is paid by the Company or received by the Purchaser, then such excess sum shall be credited as a payment of principal, unless the Company shall notify the Purchaser in writing that it elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Company not pay, and the Purchaser not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Company under Applicable Law.


                                    ARTICLE 4

              CONDITIONS PRECEDENT TO PURCHASE OF THE INITIAL NOTE

     The obligation of the Purchaser to purchase the Initial Note hereunder is subject to the satisfaction of each of the respective following conditions:

          (a) the Purchaser shall have received the following, in form and substance reasonably satisfactory to the Purchaser:

               (i) a duly executed counterpart of this Agreement;

               (ii) the duly executed Note;

               (iii) the duly executed Registration Rights Agreement;

               (iv) a duly executed Closing Certificate substantially in the form of Exhibit D;

               (v) a certificate of good standing of the Company from the Secretaries of State of each of California, Delaware, Florida, Georgia, Illinois and Texas, each dated as of a recent date;

               (vi) copies of the certificate of incorporation of the Company and all amendments thereto, certified by the Secretary of State of Delaware as of a recent date, and the form of proposed Charter Amendment;

               (vii) copies of unanimous resolutions of the Company's Board of Directors authorizing the Charter Amendment, accompanied by the written indication of H. Adams and R. Adams to vote their Common Stock in favor thereof, as provided in Section 6.16 hereof.

               (viii) copies of the bylaws of the Company, and all amendments thereto, of resolutions of its board of directors approving this Agreement, the Note, the Registration Rights Agreement and each of the other Loan Documents to which the Company is a party, and the transactions hereunder and thereunder, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to such agreements, all certified by the Secretary or an Assistant Secretary of the Company and further certifying the names and true signatures of the officers of the Company authorized to execute the Loan Documents to which the Company is a party;

               (ix) a favorable legal opinion of counsel to the Company, covering such matters relating to the transactions contemplated hereby, in substantially the form of Exhibit E hereof, addressed to the Purchaser;

               (x) certified copies of the executed Senior Debt Documents, Material Agreements and all agreements with respect to the Stock of the Company, including options, warrants and convertible debt instruments;

               (xi) certified copies of the consolidated financial statements of the Company and its Subsidiaries for the period ending June 30, 1996;

               (xii) copies of the Company's annual capital expenditure budget for its fiscal year ending December 31, 1996;

               (xiii) a duly executed Subordination Agreement in form and substance satisfactory to Purchaser; and

               (xiv) any other documents, opinions or approvals as the Purchaser may reasonably request.

          (b) All corporate and other actions required hereunder shall be satisfactory in all respects to the Purchaser.


                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

     The Company represents, warrants and covenants to the Purchaser that:

     Section 5.1 Organization and Qualification. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware. Each Subsidiary of the Company is a corporation duly organized and existing under the laws of the jurisdiction of its incorporation. The Company and each of its Subsidiaries are duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction in which the character of their properties or the nature of their business makes such qualification necessary, except for such jurisdictions in which a failure to qualify to do business would not have a Material Adverse Effect. The Company and each of its Subsidiaries have the corporate power to own their respective properties and to carry on their respective businesses as now being conducted. The jurisdiction of incorporation or organization, the number and class of all authorized Stock, the number and class of all Stock issued and outstanding, and all Persons owing beneficially five percent (5%) or more of the Stock of the Company and each Subsidiary as of the date of this Agreement is accurately described on Schedule 5.1. Except as set forth in such Schedule 5.1:

          (i) the Company has not issued to any Person any securities convertible into the Company's Stock or any options, warrants or other rights to acquire any securities convertible into such Stock; and

          (ii) the outstanding shares of Stock of the Company are owned by the Persons indicated on Schedule 5.1 free and clear of all Liens, warrants, options and rights of others of any kind whatsoever.

     Section 5.2 Corporate Authority. The execution and delivery by the Credit Parties of and the performance by Credit Parties of their obligations under the Loan Documents have been duly authorized by all requisite corporate action and all requisite shareholder action, if any, on the part of Credit Parties and do not and will not (i) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the organizational papers or bylaws of Credit Parties, or except for any Incidental Contracts, any indenture, agreement or other instrument to which Credit Parties are a party or by which Credit Parties or any of their properties is bound, or
(ii) except for any Incidental Contracts be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument, except in either case where violation or conflict would not have a Material Adverse Effect.

     Section 5.3 Financial Statements. The Company has furnished the Purchaser with (i) its consolidated balance sheet and related consolidated statements of operations, stockholder's equity and cash flows for the years ending December 31, 1994 and 1995, audited by BDO Seidman, LLP, (ii) its internally prepared consolidated balance sheet and the related consolidated statement of operations for the fiscal quarters ended March 31, and June 30, 1996, and (iii) the consolidated balance sheet and consolidated income statement for the six-month period ending June 30, 1996, as certified by the chief financial officer of the Company. All such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and normal year end adjustments), have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. Except as disclosed on Schedule 5.3 hereto, there has been no material adverse change in the business, financial condition, results of operations or prospects of the Company and its Subsidiaries since December 31, 1995.

     Section 5.4 Tax Returns. Except as set forth on Schedule 5.4 hereto, each of the Company and its Subsidiaries has filed all federal, state and other tax returns which are required to have been filed, and each has paid all taxes due and payable except such as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with

GAAP. None of the Company's tax returns are under audit. No tax liens have been filed and no claims are being assessed with respect to any such taxes.

     Section 5.5 Actions Pending. Except as disclosed on Schedule 5.5 hereto, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their properties or rights, by or before any court, arbitrator or administrative or governmental body, which might result in any Material Adverse Effect.

     Section 5.6 Representations; No Defaults. No Default or Event of Default exists.

     Section 5.7 Title to Properties and Assets; Liens, etc. Each of the Company and its Subsidiaries has good and marketable fee simple title to its respective real properties (other than real properties which it leases from others), and good title to all of its other respective properties and assets, including all such assets reflected in the financial statements described in Section 5.3, above (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except as set forth on Schedule 5.7 hereto or as permitted by Section 7.2. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its respective properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair the operation of such properties and assets, and all such leases are valid and subsisting and in full force and effect.

     Section 5.8 Enforceability of Agreement. This Agreement is the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, and the Note, and all other Credit Documents, when executed and delivered, will be similarly legal, valid, binding and enforceable as against all applicable Credit Parties, except as the enforceability of the Note and other Credit Documents may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditor's rights and remedies in general and by general principles of equity, whether considered in a proceeding at law or in equity.

     Section 5.9 Consent. Except for such consents of parties to any Incidental Contracts and the consent of the Senior Lenders, no consent, permission, authorization, order or license of any governmental authority or Person is necessary in connection with the execution, delivery, performance or enforcement of the Credit Documents.

     Section 5.10 Use of Proceeds; Federal Reserve Regulations. The proceeds of the Notes will be used solely for the purposes specified in Section 6.15 and none of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin security" or "margin stock" or -for the purpose of reducing or retiring any indebtedness that originally was incurred to purchase or carry a "margin security" or "margin stock" or for any other purpose that might constitute this transaction a "purpose credit" within the meaning of the regulations of the Board of Governors of the Federal Reserve System.

     Section 5.11 ERISA.

     (a) Identification of Certain Plans. Schedule 5.11 hereto sets forth all Plans of the Company and its Subsidiaries in effect on the date of this Agreement;

     (b) Compliance. Each Plan is being maintained, by its terms and in operation, in accordance with all applicable laws, except such noncompliance (when taken as a whole) that will not have a Material Adverse Effect;

     (c) Liabilities. Neither the Company nor any Subsidiary is currently or will become subject to any liability (including withdrawal liability), tax or penalty whatsoever to any person whomsoever with respect to any Plan including, but not limited to, any tax, penalty or liability arising under Title I or Title IV of ERISA or Chapter 43 of the Code, except such liabilities (when taken as a whole) as will not have a Material Adverse Effect; and

     (d) Funding. The Company and each ERISA Affiliate have made full and timely payment of all amounts (i) required to be contributed under the terms of each Plan and applicable law and (ii) required to be paid as expenses of each Plan, except where such non-payment would not have a Material Adverse Effect. As of the date of this Agreement, no Plan has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a) (18) of ERISA) except as disclosed on Schedule 5.11. No Plan is subject to a waiver or extension of the minimum funding requirements under ERISA or the Code, and no request for such waiver or extension is pending.

     Section 5.12 Subsidiaries. Schedule 5.12 hereto sets forth each Subsidiary of the Company as of the date of this Agreement. All the outstanding shares of Stock of each such Subsidiary have been validly issued and are fully paid and nonassessable and all such outstanding shares, except as noted on such Schedule
5.12 hereto, are owned by the Company or a Wholly Owned Subsidiary of the Company free of any Lien or claim (other than those in favor of the Senior Lenders).

     Section 5.13 Outstanding Indebtedness. Except as set forth on Schedule 5.13 hereof, as of the Closing Date and after giving effect to the transactions contemplated by this Agreement, neither the Company nor any of its Subsidiaries has outstanding any Indebtedness except as permitted by Section 7.1, and as of the Closing Date there exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto except as noted on Schedule 5.13, or any other default which would not, individually or in the aggregate, have a Material Adverse Effect.

     Section 5.14 Conflicting Agreements. Except as set forth on Schedule 5.14 hereof, neither the Company nor any of its Subsidiaries is a party to any contract or agreement or other burdensome restrictions or subject to any charter or other corporate restriction which could have a Material Adverse Effect. Assuming the consummation of the transactions contemplated by this Agreement, neither the execution or delivery of this Agreement or the Credit Documents, nor fulfillment of or compliance with the terms and provisions hereof and thereof, will except as set forth in
Schedule 5.14 hereof or where such conflict or breach would not have a Material Adverse Effect, conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries (other than those in favor of the Senior Lenders) pursuant to, the charter or By-Laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company, or any of its Subsidiaries is subject, and none of the Company, nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company, or any of its Subsidiaries, any agreement relating thereto or any other contract or agreement (including its charter but excluding Incidental Contracts) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the type to be evidenced by the Notes, except for this Agreement and those matters listed on Schedule 5.14 attached hereto.

     Section 5.15      Environmental Laws and Other Relations.

     (a) Except as set forth on Schedule 5.15(a), each of the Company and its Subsidiaries has to the best of its knowledge complied in all material respects with all applicable Environmental Laws, including without limitation, compliance with permits, licenses, standards, schedules and timetables issued pursuant to Environmental Laws, and is not in violation of, and does not presently have outstanding any liability under, has not been notified that it is or may be liable under and does not have knowledge of any material liability or potential material liability (including any liability relating to matters set forth on Schedule 5.15(a)), under any applicable Environmental Law, including without limitation, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Federal Water Pollution Control Act, as amended ("FWPCA"), the Federal Clean Air Act, as amended ("FCAA"), and the Toxic Substance Control Act ("TSCA"), which violation, liability or potential liability could reasonably be expected to have a Material Adverse Effect.

     (b) Except as set forth on Schedule 5.15(b), as of the date of this Agreement, neither the Company nor any of its Subsidiaries has received a written request for information under CERCLA, any other Environmental Laws or any comparable state law, or any public health or safety or welfare law or written notice that any such entity has been identified as a potential responsible party under CERCLA, and other Environmental Laws, or any comparable state law, or any public health or safety or welfare law, nor has any such entity received any written notification that any Hazardous Materials that it or any of its respective predecessors in interest has generated, stored, treated, handled, transported, or disposed of, has been released or is threatened to be released at any site at which any Person intends to conduct or is conducting a remedial investigation or other action pursuant to any applicable Environmental Law.

     (c) Except as set forth on Schedule 5.15(c), each of the Company and its Subsidiaries has obtained all material permits, licenses or other authorizations required for the conduct of their respective operations under all applicable Environmental Laws and each such authorization is in full force and effect, except where the failure to do so would not have a Material Adverse Effect.

     (d) Each of the Company and its Subsidiaries complies in all material respects with all laws and regulations relating to equal employment opportunity and employee safety in all jurisdictions in which it is presently doing business, and Company will use its best efforts to comply, and to cause each of its Subsidiaries to comply, with all such laws and regulations which may be legally imposed in the future in jurisdictions in which Company or any of its Subsidiaries may then be doing business, except where the failure to do so would not have a Material Adverse Effect.

     Section 5.16 Possession of Franchises, Licenses, Etc. Each of the Company and its Subsidiaries possesses all material franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, free from burdensome restrictions, the failure of which to possess could have a Material Adverse Effect and neither the Company nor any of its Subsidiaries is in violation of any thereof in any material respect.

     Section 5.17 Patents, Etc. Except as set forth on Schedule 5.17, each of the Company and its Subsidiaries owns or has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted. Nothing has come to the attention of the Company or any of its Subsidiaries to the effect that (i) any product, process, method, substance, part or other material presently contemplated to be sold by or employed by the Company or any of its Subsidiaries in connection with its business may infringe any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, (ii) there is pending or threatened any claim or litigation against or affecting the Company or any of its Subsidiaries contesting its right to sell or use any such product, process, method, substance, part or other material or (iii) there is, or there is pending or proposed, any patent, invention, device, application or principle or any statute, law, rule, regulation, standard or code, which would in any case prevent, inhibit or render obsolete the production or sale of any products of, or substantially reduce the projected revenues of, or otherwise have a Material Adverse Effect.

     Section 5.18 Governmental Consent. Neither the nature of the Company or any of its Subsidiaries nor any of their respective businesses or properties, nor any relationship between the Company and any other Person, nor any circumstance in connection with the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby is such as to require on behalf of Company or any of its Subsidiaries any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body in connection with the execution and delivery of this Agreement and the Loan Documents, except such filings as are necessary to perfect the Senior Lenders' Liens or where the failure to make such filings would not have a Material Adverse Effect.

     Section 5.19 Disclosure. Neither this Agreement nor the Credit Documents nor any other document, certificate or written statement furnished to Lenders by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact peculiar to the Consolidated Companies which has a Material Adverse Effect or in the future may (so far as Company can now reasonably foresee) have a Material Adverse Effect on the business, property or assets, financial condition or prospects of the Company and its Subsidiaries which has not been set forth in this Agreement or in the Loan Documents, certificates and written statements furnished to Lenders by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

     Section 5.20 Insurance Coverage. Each property of the Company or any of its Subsidiaries is insured on terms acceptable to Lenders for the benefit of the Company or a Subsidiary of the Company in amounts deemed adequate by the Company's management and no less than those amounts customary in the industry in which the Company and its Subsidiaries operate against risks usually insured against by Persons operating businesses similar to those of the Company or its Subsidiaries in the localities where such properties are located.

     Section 5.21 Labor Matters. Except as set forth on Schedule 5.21, the Company and the Company's Subsidiaries have experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements which have had, or would reasonably be expected to have, a Material Adverse Effect, and, to the best knowledge of Company, there are no such strikes, disputes, slow downs or work stoppages threatened against any Company or any of the Company's Subsidiaries, the result of which could have a Material Adverse Effect. The hours worked and payment made to employees of the Company and Company's Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Company and Company's Subsidiaries, or for which any claim may be made against the Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Company and Company's Subsidiaries where the failure to pay or accrue such liabilities would reasonably be expected to have a Material Adverse Effect.

     Section 5.22 Intercompany Loans; Dividends. The Intercompany Loans and the Intercompany Credit Documents, to the extent that they exist, have been duly authorized and approved by all necessary corporate and shareholder action on the part of the parties thereto, and constitute the legal, valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by general principles of equity. There are no restrictions on the power of any Consolidated Company to repay any Intercompany Loan or to pay dividends on its Stock. Intercompany loans as of the Closing Date have all been made in the ordinary course of business.

     Section 5.23 Burdensome Restrictions. Except as set forth on Schedule 5.23, none of the Company or its Subsidiaries is a party to or bound by any Contractual Obligation or Requirement of Law which has had or could reasonably be expected to have a Material Adverse Effect.

     Section 5.24 Solvency. Each of the Company and its Subsidiaries is solvent and able to pay its debts as and when they accrue and are due.


                                    ARTICLE 6

                              AFFIRMATIVE COVENANTS

     The Company covenants and agrees that so long as this Agreement shall remain in effect or any indebtedness remains outstanding under the Note that it will:

     Section 6.1 Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, its material rights, franchises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and service marks, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation in all jurisdictions where it conducts business or other activities making such qualification necessary, in each case where the failure to do so would reasonably be expected to have a Material Adverse Effect.

     Section 6.2 Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all Requirements of Law (including, without limitation, the Environmental Laws, and material Contractual Obligations applicable to or binding on any of them where the failure to comply with such Requirements of Law and material Contractual Obligations would reasonably be expected to have a Material Adverse Effect.

     Section 6.3 Payment of Taxes and Claims, Etc. Pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves are maintained with respect thereto.

     Section 6.4 Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions.

     Section 6.5 Visitation, Inspection, Etc. Permit, and cause each of its Subsidiaries to permit, any representative of the Purchaser to visit and inspect any of its Places of Business and properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Purchaser may reasonably request.

     Section 6.6 Insurance; Maintenance of Properties.

     (a) Maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of the Company and each of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts, including such selfinsurance and deductible provisions, as is customary for such companies under similar circumstances; provided, however, that in any event the Company shall use its best efforts to maintain, or cause to be maintained, insurance in amounts and with coverages not materially less favorable to any Consolidated Company as in effect on the date of this Agreement, except where the costs of maintaining such insurance would, in the judgment of both the Company and the Purchaser, be excessive.

     (b) Cause, and cause each of the Consolidated Companies to cause, all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Consolidated Company.

     Section 6.7 Reporting Covenants. So long as Purchaser holds at least $1,000,000 principal amount of Notes or an equivalent number of shares of Common Stock, as converted, furnish to Purchaser:

          (a) Annual Financial Statements, etc. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, audited balance sheets of the Consolidated Companies as at the end of such year, presented on a consolidated basis, and the related statements of operations and cash flows of the Consolidated Companies for such fiscal year, presented on a consolidated basis, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared by and containing the unqualified opinion of independent certified public accountants of recognized standing selected by the Company and acceptable to the Purchaser, whose certificate shall be in scope and substance satisfactory to the Purchaser;

          (b) Quarterly 10-Q Reports. As soon as available and in any event within sixty (60) days after the end of each fiscal quarter of the Company copies of its current Form 10-Q (with exhibits) as filed with the Securities and Exchange Commission;

          (c) Monthly Reporting Requirements. As soon as available and in any event within forty-five (45) days after the end of each month, (i) an accounts receivable aging report, (ii) an accounts payable aging report,
     (iii) a borrowing base certificate as required by the Senior Lenders under the Senior Credit Agreement for each Consolidated Company, and (iv) balance sheets of the Consolidated Companies and internally prepared separate balance sheets for the Company and each Subsidiary, together in each case with the related statements of operations of the Company and each Subsidiary for such month, each in form and substance acceptable to the Purchaser and certified to the Purchaser by an authorized financial officer of the Company or the applicable Subsidiary, as the case may be, or such other officer of the Company or Subsidiary as deemed appropriate by the Purchaser;

          (d) No Default/Compliance Certificate. Together with the financial statements required pursuant to subsection (c), a certificate of the president, chief financial officer or principal accounting officer of the Company (i) to the effect that, based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the proposed response thereto, and (ii) demonstrating in reasonable detail compliance as at the end of such fiscal year or such fiscal quarter with subsections 6.8(a) through 6.8(c);

          (e) Notice of Default. Promptly after the Company has notice or knowledge of the occurrence of an Event of Default or a Default, a certificate of the chief financial officer or principal accounting officer of the Company specifying the nature thereof and the proposed response thereto;

          (f) Litigation. Promptly after (i) the occurrence thereof, notice of the institution of or any adverse development in any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Consolidated Company, or any material property thereof, in any case which might have a Material Adverse Effect, or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration;

          (g) Environmental Notices. Promptly after receipt thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any Hazardous Material by any Consolidated Company which could result in penalties, fines, claims or other liabilities to any Consolidated Company;

          (h) ERISA.

               (A) Promptly after the occurrence thereof with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof, or any trust established thereunder, notice of (1) a "reportable event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for thirty day notice to the PBGC under such regulations), or (2) any other event which could subject any Consolidated Company to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404 or 419 of the Code;

               (B) Promptly after such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101 id), 302(f) (4), 303, 307, 4041 (b) (1)
          (A) or 4041(c) (1) (A) of ERISA or under Section 401(a) (29) or 412 of the Code with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof;

               (C) Promptly after receipt, any notice received by any Consolidated Company or any ERISA Affiliate thereof concerning the intent of the PBGC or any other governmental authority to terminate a Plan of such Company or ERISA Affiliate thereof which is subject to Title IV of ERISA, to impose any liability on such Company or ERISA Affiliate under Title IV of ERISA or Chapter 43 of the Code;

               (D) Upon the request of the Purchaser, promptly upon the filing thereof with the Internal Revenue Service ("IRS") or the Department of Labor ("DOL"), a copy of IRS Form 5500 or annual report for each Plan of any Consolidated Company or ERISA Affiliate thereof which is subject to Title IV of ERISA;

               (E) Upon the request of the Purchaser, (i) true and complete copies of any and all documents, government reports and IRS determination or opinion letters or rulings for any Plan of any Consolidated Company from the IRS, PBGC or DOL, (ii) any reports filed with the IRS, PBGC or DOL with respect to a Plan of the Consolidated Companies or any ERISA Affiliate thereof, or (iii) a current statement of withdrawal liability for each Multiemployer Plan of any Consolidated Company or any ERISA Affiliate thereof;

          (i) Liens. Promptly upon any Consolidated Company becoming aware thereof, notice of the filing of any federal statutory Lien, tax or other state or local government Lien or any other Lien affecting their respective properties, other than Permitted Liens as expressly set forth in Section 7.2;

          (j) Public Filings, Etc. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by the Company to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of the Company and the other Consolidated Companies;

          (k) Accountants' Reports. Promptly upon receipt thereof, copies of all financial statements of, and all reports and management letters submitted by, independent public accountants to the Company in connection with each annual, interim, or special audit of the Company's consolidated financial statements;

          (l) Material Events. Promptly upon the existence or occurrence thereof, notice of the existence or occurrence of any event required to be included on a Report on Form 8-K under the Securities Exchange Act of 1934.

          (m) New Subsidiaries. Within thirty days after the formation or acquisition of any Subsidiary, or any other event resulting in the creation of a new Subsidiary, notice of the formation or acquisition of such Subsidiary or such occurrence, including a description of the assets of such entity, the activities in which it will be engaged, and such other information as the Purchaser may request;

          (n) Intercompany Asset Transfers. Promptly upon the occurrence thereof, notice of the transfer of any assets from the Company or any Guarantor to any other Consolidated Company that is not the Company or a Guarantor (in any transaction or series of related transactions);

          (o) Meetings. Simultaneously with the notice to directors of all meetings of the Company's Board of Directors and Advisory Board, notice of such meetings and provide Purchaser the opportunity to attend (in person or by telephone) such meetings; and

          (p) Other Information. With reasonable promptness, such other information about the Consolidated Companies as the Purchaser may reasonably request from time to time, including, but not limited to, all annual budgets, financial projections, appraisals, bank presentations, reports on derivatives, hedging and interest rate exposure, and the terms of any Indebtedness.

     Section 6.8 Financial Covenants, Ratios and Other Limits. At all times during the term of this Agreement, the Company shall comply with the following financial covenants and ratios as at the dates and for the fiscal periods indicated below:

          (a) Total Liabilities to Tangible Net Worth Ratio. The Company's ratio of Total Liabilities to Tangible Net Worth shall not exceed 7.0:1.0 at any time, tested quarterly.

          (b) Funded Debt to EBITDA. The Company's ratio of Funded Debt to EBITDA shall not exceed 13.0:1.0 for the quarter ended September 30, 1996; and 10.5:1.0 for the quarter ended December 31, 1996 and at all times thereafter, tested quarterly.

          (c) Senior Funded Debt to EBITDA. The Company's ratio of Senior Funded Debt to EBITDA shall not exceed 10.75:1.0 for the quarter ended September 30, 1996; and 8.0:1.0 for the quarter ended December 31, 1996 and at all times thereafter, tested quarterly, subject to reduction in accordance with the terms of the Senior Credit Agreement from time to time.

          (d) Consolidated Net Worth. The Company's Consolidated Net Worth shall not be less than the sum of (i) $9 million (excluding reductions caused by transactions accounted for by a pooling of interest), plus (ii) 100% of proceeds of any equity offerings by the Company, the exercise of any warrants or stock options or any conversion of convertible securities of the Company, at December 31, 1995 and all times thereafter, tested quarterly.

     Section 6.9 Notices Under Certain Other Indebtedness. Promptly upon its receipt thereof, the Company shall furnish the Purchaser a copy of any notice received by it or any other Consolidated Company from the holder(s) of Indebtedness referred to in Section 7.1 (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)), where such notice states or claims the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness. The Company agrees in good faith to take such actions as may be necessary and available to the Company to request the holder(s) of any Indebtedness (or any trustee or agent acting on their behalf) incurred pursuant to documents executed or amended and restated after the Closing Date, to furnish copies of all such notices directly to the Purchaser simultaneously with the furnishing thereof to the Company, and that such requirement may not be altered or rescinded without the prior written consent of the Purchaser.

     Section 6.10 Fiscal Year. The Company shall not change its fiscal year now employed for accounting and reporting purposes without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed.

     Section 6.11 Ownership of Guarantors. The Company shall maintain its percentage of ownership existing as of the date hereof of all corporate Guarantors, and shall not decrease its ownership percentage in each Person which becomes a corporate Guarantor after the date hereof, as such ownership exists at the time such Person becomes a corporate Guarantor or may be increased thereafter.

     Section 6.12 Subordination of Intercompany Loans. All loans or fees owed to any Guarantor or any other Consolidated Company, or any Affiliate of any thereof, shall, at all times, be subordinate to the Notes and the Company shall cause its Subsidiaries and/or Affiliates from time to time to execute and deliver to the Purchaser and the Requisite Purchasers subordination agreements in form and content satisfactory to the Requisite Purchasers.

     Section 6.13 Key Man Life Insurance. At all times during the term of this Agreement, the Company shall keep and maintain key man life insurance policies in the amount of at least $800,000.00 each on the lives of H. Adams and R. Adams. Said policies shall be assigned to the Senior Lenders, or to Purchaser if Senior Lenders no longer require such assignment under the Senior Credit Agreement. The policies shall be made upon an issuer bearing a rating of B+ or better by A.M. Best & Co. The Company shall provide evidence to the Purchaser of the payment of each annual premium for such policies.

     Section 6.14 Merger of Subsidiaries into the Company. Except for Subsidiaries formed or acquired in connection with a Permitted Acquisition, no additional Subsidiaries shall at any time be formed or acquired by the Company without the prior written consent of the Purchaser.

     Section 6.15 Use of Proceeds. Proceeds from the sale of the Note shall be used by the Company to repay existing indebtedness and for other general corporate purposes, including acquisitions and the expansion of the Company's product line.

     Section 6.16 Amendment to Certificate. The Company's Board of Directors shall adopt the Charter Amendment set forth in Exhibit C of this Agreement as of the date hereof, and will submit such Charter Amendment to the stockholders of the Company for their approval at the next annual meeting of stockholders of the Company after the date hereof, which annual stockholders meeting shall be held on or before September 30, 1997.

     Section 6.17 Covenants of R. Adams and H. Adams. R. Adams and H. Adams severally covenant and agree that:

          (a) Each of them will vote all shares of Common Stock held by them, or of which they possess the voting power, in favor of the Charter Amendment, pursuant to which the Company will authorize a class of Nonvoting Common Stock, at the next annual meeting of stockholders of the Company held after the Closing Date and that neither will vote to change or postponed such regularly scheduled meeting.

          (b) Each hereby agrees that all obligations of the Company or any of its Subsidiaries owing to either of them is expressly subordinate to the Obligations of the Company and that if a Default or Event of Default has occurred and is continuing, or would occur as a result of any payment of any Indebtedness owing to either of them, that neither shall accept or make demand for or take any other action to collect, any such Indebtedness and if any payment on such Indebtedness is received, each of R. Adams and H. Adams will immediately turn over such payment to the Purchaser for application to the Obligations.


                                   ARTICLE 7

                               NEGATIVE COVENANTS

     So long as any Note shall remain unpaid, the Company will not and will not permit any Subsidiary to, without the prior written consent of the Requisite
Purchasers:

     Section 7.1 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, other than:

          (a) Indebtedness under this Agreement;

          (b) (i) Indebtedness outstanding on the Closing Date pursuant to the Senior Credit Agreement and other lines of credit in effect on the date hereof and described on Schedule 7.1(b), together with all extensions, renewals and refinancings thereof, provided, however, any such extensions, renewals and refinancings shall not, without the written consent of the Requisite Purchasers, increase any such Indebtedness (other than increases based upon changes in the Borrowing Base under the Senior Credit Agreement) by an amount in excess of $2,500,000, plus (ii) additional Indebtedness incurred by the Company after the Closing Date, provided that, after giving effect to such additional Indebtedness contemplated by this clause (ii), the Company shall on a pro forma basis, calculated as of the date of incurrence of such Indebtedness, maintain a ratio of Funded Debt to Tangible Net Worth of less than 6.0:1.0 and further provided that in the case of Indebtedness incurred under clauses (i) or (ii) above, (x) such Indebtedness shall be on terms which, in the aggregate, are no less favorable to the Company than those of the Senior Credit Agreement as in effect on the Closing Date and (y) the Company shall have delivered a certificate to the Purchaser evidencing, on a pro forma basis, the Company's compliance with Section 6.8 for the immediately preceding four fiscal quarters of the Company (calculated as if such Indebtedness had been incurred on the first day of such fiscal period) and for the next four succeeding fiscal quarters of the Company; provided further that in connection with the incurrence of any Indebtedness under this Section 7.1(b) the lender shall deliver to Purchaser a subordination agreement in respect of such Indebtedness in substantially the same form as attached as Exhibit H hereto in accordance with Section 10.14.

          (c) Purchase money Indebtedness, provided that the outstanding principal balance in respect of such purchase money Indebtedness does not exceed $500,000.00 in the aggregate for the Consolidated Companies per fiscal year;

          (d) Unsecured current liabilities (other than liabilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments) incurred in the ordinary course of business (whether now outstanding or hereafter arising or incurred);

          (e) The Intercompany Loans made from time to time in the ordinary course of business by any Consolidated Company to another Consolidated Company and any other loans between Consolidated Companies as may be approved by the Requisite Purchasers, which approval shall not be unreasonably withheld;

          (f) Subordinated Debt; provided that (i) any Subordinated Debt which is pari passu to the Obligations shall not exceed $7,500,000 in aggregate principal amount at any one time outstanding, (ii) no Subordinated Debt shall be issued on terms and conditions, including interest rates, maturity dates, conversion prices and other terms, which, in the aggregate, are more favorable to the holders thereof that those provided to the Purchaser hereunder, and (iii) after giving effect to the incurrence of such Subordinated Debt, no Event of Default shall exist;

          (g) Endorsements of Instruments for deposit or collection in the ordinary course of business;

          (h) Indebtedness incurred in connection with a Permitted Acquisition, including Indebtedness owed by any unaffiliated Person that is incurred in connection with a Permitted Acquisition; provided that such Indebtedness could have been incurred pursuant to Section 7.1(b) (with the understanding that the pro forma calculations will be made as if the acquisition had occurred on the first day of the relevant fiscal period); and

          (i) Indebtedness incurred in connection with the purchase of capital assets permitted pursuant to an annual budget.

     Section 7.2 Liens. Create, incur, assume or suffer to exist any Lien on any of its property now owned or hereafter acquired to secure any Indebtedness other than:

          (a) Liens existing on the date hereof disclosed on Schedule 5.7 and Liens incurred in connection with Indebtedness permitted in Section 7.1(b); provided no Event of Default has occurred and is then continuing, any renewal, extension or refunding of such Lien in an amount not exceeding the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding;

          (b) Liens for Taxes not yet due, and Liens for Taxes which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained (excluding any Liens imposed by ERISA);

          (c) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

          (d) Liens incurred or deposits made in the ordinary course of business in connection with workers or workmans compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of -money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (e) Liens resulting from zoning, easements, and restrictions on the use of such property, or rights reserved or vested in governmental authority, which do not materially impair the use of such property;

          (f) Liens on any assets and properties of any Subsidiary hereafter acquired or created in connection with a Permitted Acquisition;

          (g) Purchase money Liens created to secure the Indebtedness permitted by Section 7.1(c); and

          (h) Liens incurred in connection with the purchase of capital assets permitted pursuant to an annual budget.

     Section 7.3 Sales, Etc. Sell, lease, assign, discount or otherwise dispose of any other property or assets (including Stock of Subsidiaries) except in the ordinary course of business.

     Section 7.4 Mergers, Acquisitions, Etc. Merge or consolidate with any other Person other than the Company or another Subsidiary, or purchase, lease or otherwise acquire all or any substantial portion of the property or assets (including capital stock) of any Person; provided, however, that the restrictions set forth in this Section 7.4 shall not be applicable to (i) sales of equipment or other personal property being replaced by other equipment or other personal property purchased as a capital expenditure item having comparable values, (ii) sale, lease or transfer of assets of the Company or any Subsidiary to the Company or to any other Subsidiary, (iii) Permitted Acquisitions where the Company's Tangible Net Worth after consummation of such Permitted Acquisition is equal to or greater than its Tangible Net Worth immediately prior thereto and (iv) sales of inventory in the ordinary course of business; provided, however, that no transaction pursuant to clauses (i), (ii) or (iii) above shall be permitted if any Default or Event of Default otherwise exists at the time of such transaction or would otherwise exist as a result of such transaction.

     Section 7.5 Investments, Loans, Etc. Make, permit or hold any Investments in any Person, or otherwise acquire or hold any Subsidiaries, other than:

          (a) Direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case supported by the full faith and credit of the United States and maturing within one year from the date of creation thereof;

          (b) Commercial paper, bankers acceptances or corporate obligations maturing within one year from the date of creation thereof rated in the highest grade by a nationally recognized credit rating agency;

          (c) Time deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by any Senior Lender and any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has total assets aggregating at least $500,000,000.00, including without limitation, any such deposits in Eurodollars issued by a foreign branch of any such bank or trust company;

          (d) Investments made by Plans;

          (e) Permitted Intercompany Loans on terms and conditions acceptable to the Requisite Purchasers;

          (f) Permitted Acquisitions where the Company's Tangible Net Worth after consummation of such Permitted Acquisition is equal to or greater than its Tangible Net Worth immediately prior thereto ;

          (g) Advances to employees (other than H. Adams and R. Adams) in the ordinary course of business not to exceed $75,000.00 outstanding in the aggregate at any point in time; and

          (h) Investments which are currently outstanding and listed on Schedule
     7.5 hereto.

     Section 7.6 Sale and Leaseback Transactions. Except as permitted in Section 7.1(c), sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which any Consolidated Company intends to use for substantially the same purpose or purposes as the property being sold or transferred.

     Section 7.7 Transactions with Affiliates. Except as otherwise approved in writing by the Requisite Purchasers:

          (a) Enter into any material transaction or series of related transactions which in the aggregate would be material, whether or not in the ordinary course of business, with any Affiliate of any Consolidated Company, other than on terms and conditions substantially as favorable to such Consolidated Company as would be obtained by such Consolidated Company at the time in a comparable arms length transaction with a Person other than an Affiliate.

          (b) Convey or transfer to any other Person (including any other Consolidated Company) any real property, buildings, or fixtures used in the manufacturing or production operations of any Consolidated Company, or convey or transfer to any other Consolidated Company any other assets (excluding conveyances or transfers in the ordinary course of business) if at the time of such conveyance or transfer any Default or Event of Default exists or would exist as a result of such conveyance or transfer.

     Section 7.8 Optional Prepayment. To the extent involving amounts in excess of $25,000.00, directly or indirectly, prepay, purchase, redeem, retire, defease or otherwise acquire, or make any optional payment on account of any principal of, interest on, or premium payable in connection with the optional prepayment, redemption or retirement of, any of its Indebtedness, or give a notice of redemption with respect to any such Indebtedness, or make any payment in violation of the subordination provisions of any Subordinated Debt, except with respect to (i) the Obligations under this Agreement and the Notes, (ii) prepayments of Indebtedness outstanding pursuant to revolving credit, overdraft and line of credit facilities permitted pursuant to Section 7.1 and (iii) trade payables incurred in the ordinary course of business.

     Section 7.9 Changes in Business. Enter into any business which is substantially different from that presently conducted by the Consolidated Companies taken as a whole.

     Section 7.10 ERISA. Take or fail to take any action with respect to any Plan of any Consolidated Company or, with respect to its ERISA Affiliates, any Plans which are subject to Title IV of ERISA or to continuation health care requirements for group health plans under the Code, including without limitation
(i) establishing any such Plan, (ii) amending any such Plan (except where required to comply with applicable law), (iii) terminating or withdrawing from any such Plan, or (iv) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA with respect to any such Plan, without first obtaining the written approval of the Requisite Purchasers, to the extent that such actions or failures could result in a Material Adverse Effect.

     Section 7.11 Additional Negative Pledges. Create or otherwise cause or suffer to exist or become effective, directly or indirectly, any prohibition or restriction on the creation or existence of any Lien upon any asset of any Consolidated Company, other than pursuant to (i) the terms of any agreement, instrument or other document pursuant to which any Indebtedness permitted by
Section 7.1(b) is incurred by any Consolidated Company, so long as such prohibition or restriction applies only to the property or asset being financed by such Indebtedness, (ii) Permitted Liens incurred in connection with a Permitted Acquisition, and (iii) any requirement of applicable law or any regulatory authority having jurisdiction over any of the Consolidated Companies.

     Section 7.12 Limitation on Payment Restrictions Affecting Consolidated Companies. Create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of any Consolidated Company to (i) pay dividends or make any other distributions on such Consolidated Company's stock, or (ii) pay any indebtedness owed to the Company or any other Consolidated Company, or (iii) transfer any of its property or assets to the Company or any other Consolidated Company, except any consensual encumbrance or restriction existing under the Credit Documents.

     Section 7.13 Actions Under Certain Documents. Without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld), modify, amend, cancel or rescind the Intercompany Loans or Intercompany Credit Documents (except that a loan between Consolidated Companies as permitted by Section 7.1 may be modified or amended so long as it otherwise satisfies the requirements of Section 7.1), or make demand of payment or accept payment on any Intercompany Loans permitted by Section 6.12, except that current interest accrued thereon as of the date of this Agreement and all interest subsequently accruing thereon (whether or not paid currently) may be paid unless a Default or Event of Default has occurred and is continuing.

     Section 7.14 Use of Proceeds. Use the proceeds of the Notes for any purpose except those set forth herein.

     Section 7.15 Changes in Management and Control. Allow or suffer to occur any material change in the senior management or of control or ownership of the voting stock of the Company without the prior written consent of the Requisite Purchasers. Specifically, Harvey B. Adams and Ronald J. Adams shall remain the principal executive officers of the Company and shall not change their ownership of the Company's common stock from the date hereof, except pursuant to a Permitted Transfer.

     Section 7.16 Guaranties. Without the prior written consent of the Requisite Purchasers, extend or permit any Subsidiaries to execute any Guaranty other than
(i) endorsements of Instruments for deposit or collection in the ordinary and normal course of business, and (ii) Guaranties incurred in connection with Indebtedness permitted in Section 7.1.

     Section 7.17 No Dividends on Capital Stock. Without the prior written consent of the Requisite Purchasers, declare or pay any dividends or make any other distributions whatsoever on any Stock, other than intercompany dividends paid by a Consolidated Subsidiary to the Company, or make any payment to purchase, redeem, retire or acquire any of its Stock or any option, warrant, or other right to acquire such Stock, other than dividends payable solely in shares of Stock.

     Section 7.18 No Issuance of Capital Stock of Subsidiary. Without the prior written consent of the Requisite Purchasers, permit any Subsidiary to issue any additional Stock.


                                    ARTICLE 8

                                EVENTS OF DEFAULT

     Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default") :

     Section 8.1 Payments. The Company shall fail to make promptly when due (including, without limitation, by mandatory prepayment) any principal payment with respect to the Notes, or any payment of interest, fee or other amount payable hereunder;

     Section 8.2 Charter Amendment. The Charter Amendment shall fail to be approved by the stockholders of the Company and to become effective by September 30, 1996.

     Section 8.3 Other Covenants. The Company or H. Adams or R. Adams shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Section 8.1, and, if capable of being remedied, such failure shall remain unremedied for thirty days after the earlier of (i) the Company's obtaining actual knowledge thereof, or (ii) written notice thereof shall have been given to the Company by Purchaser;

     Section 8.4 Representations. Any representation or warranty made or deemed to be made by the Company or any other Credit Party under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Purchasers by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

     Section 8.5 Non-Payments of Other Indebtedness. Any Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Indebtedness (other than the Obligations) in excess of $50,000.00 in the aggregate, except trade accounts payable, not subject to a bona fide dispute, less than 150 days past due;

     Section 8.6 Defaults Under Other Agreements. Any Consolidated Company shall fail to observe or perform within any applicable grace period any covenants or Agreements (other than those referenced in Section 8.5) contained in any Agreements or instruments relating to any of its Indebtedness in excess of $50,000.00 in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other

Person to accelerate, the maturity of such Indebtedness; or any such Indebtedness in excess of $50,000.00 in the aggregate shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

     Section 8.7 Bankruptcy. The Company or any other Consolidated Company shall commence a voluntary case concerning itself under the Bankruptcy Code or an involuntary case for bankruptcy is commenced against any Consolidated Company and the petition is not controverted within ten days, or is not dismissed within sixty days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of any Consolidated Company; or any Consolidated Company commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Consolidated Company or there is commenced against any Consolidated Company any such proceeding which remains undismissed for a period of sixty days; or any Consolidated Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Consolidated Company suffers any appointment of any custodian or the like for it or any substantial part of its property to- continue undischarged or unstayed for a period of sixty days; or any Consolidated Company makes a general assignment for the benefit of creditors; or any Consolidated Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Consolidated Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Consolidated Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Consolidated Company for the purpose of effecting any of the foregoing;

     Section 8.8 ERISA. A Plan of a Consolidated Company or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates:

          (a) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan, Section 412 of the Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Code or Section 303 of ERISA; or

          (b) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or

          (c) shall require a Consolidated Company to provide security under applicable law, the terms of such Plan, Section 401 or 412 of the Code or
     Section 306 or 307 of ERISA; or

          (d) results in a liability to a Consolidated Company under applicable law, the terms of such Plan, or Title IV of ERISA;

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC or a Plan that would have a Material Adverse Effect;

     Section 8.9 Money Judgment. A judgment, tax lien or order for the payment of money shall be rendered against the Company or any other Consolidated Company and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

     Section 8.10 Change in Control of the Company.

     (a) Any Change of Control occurs;

     (b) Any transfer of more than 150,000 shares of Common Stock by H. Adams or more than 50,000 shares of Common Stock by R. Adams, in one or more transactions, shall occur (excluding therefrom one or more Permitted Transfers); or

     (c) Any event or condition shall occur or exist which, pursuant to the terms of any change in control provision, requires or permits the holder(s) of Indebtedness of any Consolidated Company to require that such Indebtedness be redeemed, repurchased, defeased, prepaid or repaid, in whole or in part, or the maturity of such Indebtedness to be accelerated in any respect;

     Section 8.11 Default Under Other Loan Documents. There shall exist or occur any "Event of Default" as provided under the terms of any other Loan Document involving Indebtedness in excess of $50,000.00 (after giving effect to any applicable grace period), or any Loan Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of the Company or any other Credit Party, or any Credit Party seeks to cancel or terminate any Loan Documents or to limit its liability thereunder, or at any time it is or becomes unlawful for the Company or any other Credit Party to perform or comply with its obligations under any Loan Document, or the obligations of the Company or any other Credit Party under any Loan Document are not or cease to be legal, valid and binding on the Company or any such Credit Party;

     Section 8.12 Attachments. An attachment or similar action shall be made on or taken against any of the assets of any Consolidated Company and is not removed, suspended or enjoined within thirty days of the same being made or any suspension or injunction being lifted;

then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Purchaser may, by written notice to the Company, take any or all of the following actions, without prejudice to the rights of the Purchaser or the holder of any Note to enforce its claims against the Company or any other Credit Party: (i) declare the principal of and any accrued interest on the Notes, and all other obligations owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, and
(ii) exercise all of its rights and remedies as provided under this Agreement, or the other Loan Documents or as otherwise allowed by law; provided, that, if an Event of Default specified in Section 8.7 shall occur, the result which would occur upon the giving of written notice by the Purchaser to any Credit Party, as specified in clause (i) above, shall occur automatically without the giving of any such notice.


                                    ARTICLE 9

                                   CONVERSION

     Section 9.1 Conversion Privilege.

     (a) Purchaser may, at its option, any time prior to the payment in full of all of the outstanding principal under and accrued interest on the Note, convert its Note, in whole or in part, into fully paid and non-assessable shares of Common Stock at a price (the "Conversion Price") equal to the average closing price of the Common Stock on the Nasdaq National Market during the twenty (20) trading days beginning on August 29, 1996 and ending on September 26, 1996 $6.09. All outstanding principal under and accrued interest on the Note may be converted into Common Stock as provided in this Section 9.1 up to a maximum of 4.95% of the outstanding Common Stock on the date of such conversion.

     (b) Upon effectiveness of the Charter Amendment, any additional outstanding principal under and accrued interest on the Note may be converted into fully paid and non-assessable shares of Nonvoting Common Stock at the Conversion Price after the first to occur of (i) the second anniversary of this Agreement; (ii) the filing of a registration statement under the Securities Act of 1933 relating to shares of Common stock to be sold in a public offering with aggregate gross proceeds of $5 million or more; (iii) the closing sale price of the Common Stock on the Nasdaq National Market at or higher than 150% of the Conversion Price for twenty (20) consecutive trading days; (iv) a Change of Control; (v) any transfer of Common Stock by R. Adams or H. Adams; or (vi) a Default.

     (c) At any time after September 30, 1998 and before September 30, 1999, the Company shall have the right, but not the obligation, to require the Purchaser to convert its Note in whole at the Conversion Price as determined in this
Section 9.1, provided that the closing sales price of the Common Stock on the Nasdaq National Market or any national securities exchange on which the Common Stock is traded has been equal to or greater than 150% of the Conversion Price for at least 20 consecutive trading days prior to the date of such conversion. At any time after September 30, 1999, the Company shall have the right, but not the obligation, to require the Purchaser to convert its Note in whole at the Conversion Price as determined in this Section 9.1, provided that the closing sales price of the Common Stock on the Nasdaq National Market or any national securities exchange on which the Common Stock is traded has been equal to or greater than 175% of the Conversion Price for at least 20 consecutive trading days prior to the date of such conversion. If the Company elects to exercise its rights under this paragraph, it shall provide written notice to the Purchaser within five (5) Business Days of the end of such period of consecutive trading days, and the procedures for conversion shall be as set forth in Section 9.2 hereof.

     (d) Notwithstanding the foregoing, if (i) at September 30, 2001, the closing sales price of the Common Stock on the Nasdaq National Market or any national securities exchange on which such Common Stock is traded has not been equal to or greater than 150% of the Conversion Price, as calculated above in this Section 9.1, for at least 30 consecutive trading days prior to September 30, 2001, and after October 31, 1998, and (ii) the average closing sales price of the Common Stock on the Nasdaq National Market or any national securities exchange on which such Common Stock is traded for the ten trading days immediately preceding September 30, 2001 (the "Average Closing Price") is less than 125% of the Conversion Price, as calculated above in this Section 9.1, then the Conversion Price shall be adjusted so that it is equal to 80% of the Average Closing Price.

     Section 9.2 Conversion Procedure.

     (a) To convert a Note or portion thereof, Purchaser must (i) complete and sign the notice set forth as Exhibit G hereto, (ii) surrender such Note to the Company and (iii) furnish appropriate endorsements and transfer documents if reasonably required by the Purchaser.

     (b) As promptly as practicable after the surrender of a Note in compliance with this Section 9.2, the Company shall issue and deliver to Purchaser so surrendering such Note, or on such Purchaser's written order, a certificate of certificates for the number of whole and fractional shares of Common Stock issuable upon the conversion of such Note or portion thereof in accordance with the provisions of this Article 9. If a Note shall be surrendered for partial conversion, the Company shall execute and deliver to the Purchaser so surrendering such Note without charge to Purchaser a new Note in an aggregate principal amount equal to the unconverted portion of the surrendered Note with no other changes in or to the terms thereof.

     (c) Each conversion shall be deemed to have been effected on the date on which the Note shall have been surrendered in compliance with this Section 9.2, and the Person in whose name any certificate or certificates issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open. The Company shall use its best efforts to deliver certificates for shares of Common Stock reflecting such conversion as directed by the Purchaser as soon as possible after the surrender of the Note in accordance herewith.

     Section 9.3 Make Whole Premium. In the event the Company shall determine to register under the Securities Act any of its Common Stock or securities convertible into Common Stock prior to the beginning of the Optional Redemption Period (as defined herein), Purchaser shall have the option to convert its Note into shares of Common Stock as set forth in this Article 9, provided that in such event the number of shares into which such Note shall be convertible shall be as determined in accordance with Section 9.1, plus an adjustment, in cash, equal to the net present value (assuming a discount rate of 10% per annum) of the interest which otherwise would have been payable under such Note from the date of conversion (determined in accordance with Section 9.2) to the third anniversary of the Closing Date (the "Make Whole Premium"). In addition, if (i) the shares of Common Stock being registered by the Company are to be sold at a per share offering price equal to or greater than 150% of the Conversion Price and (ii) Purchaser has the ability to include all of its Registrable Securities (as defined in the Registration Rights Agreement) in such registration statement under the terms of the Registration Rights Agreement, then the Company may elect to compel the conversion of Purchaser's Note by sending Purchaser written notice of such election and tendering payment of the Make Whole Premium. Notwithstanding the foregoing, if such registration statement is filed prior to the first anniversary of this Agreement and the per share offering price is equal to or greater than 200% of the Conversion Price, or if such registration statement is filed between the first and second anniversary of this Agreement and the per share offering price is equal to or greater than 300% of the Conversion Price, then the Make Whole Premium shall be zero.

     Section 9.4 Effect of Certain Actions. In order to prevent dilution of the rights granted under this Agreement, the provisions of Article 9 relating to the conversion of the Notes into shares of Common Stock shall be subject to adjustment from time as provided in this Section 9.4.

     (a) Organic Transactions. In the event of par value (i) any consolidation, merger or combination of the Company with another corporation or entity as a result of which holders of shares of Common Stock shall be entitled to receive securities or other property (including cash) with respect to or in exchange for such shares or (ii) any sale or conveyance of the property of the Company as, or substantially as, an entirety to any other corporation or entity as a result of which holders of shares of Common Stock shall be entitled to receive securities or other property (including cash) with respect to or in exchange for such shares, then the Company or the successor or purchasing corporation or entity, as the case may be, shall enter into a supplemental agreement providing that the Notes shall be convertible into the kind and amount of securities or other property (including cash) receivable upon such reclassification, exchange, consolidation, merger, combination, sale or conveyance by a holder of a number of shares issuable upon conversion of the Notes immediately prior to such reclassification, exchange, consolidation, merger, combination, sale or conveyance. Such supplemental agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 9. The above provision of this Section 9.4(a) shall similarly apply to successive reclassifications, exchanges, consolidations, mergers, combinations, sales or conveyances.

     (b) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of Common Stock into a greater number of shares or combines the outstanding shares of Common Stock (by reverse stock split, recapitalization or otherwise) into a lesser number of shares, then the Conversion Price immediately after the happening of any such event shall be adjusted as required to permit the Notes to be converted into shares of Common Stock representing a percentage of the Common Stock on a Fully Diluted basis that is equal to the percentage of the Common Stock on a Fully Diluted basis for which it was convertible prior to such subdivision or combination.

     Section 9.5 Taxes on Shares Issued. The issuance of stock certificates on conversions of the Notes shall be made without charge to the Purchaser for any tax in respect of the issuance thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of a stock certificate in any name other than that of the Purchaser or its Affiliates.

     Section 9.6 Reservation of Shares; Shares to be Fully Paid; Compliance with Government Requirements; Listing of Shares.

     (a) The Company shall reserve, out of its authorized but unissued shares or its shares held in treasury, sufficient shares of Common Stock to provide for the conversion in full of all Notes that may be outstanding under this Agreement.

     (b) The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issuance be fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

     (c) The Company covenants that if any shares to be provided for the purpose of conversion of Notes require registration with or approval of any governmental authority under any applicable federal or state law (excluding federal or state securities laws) before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

     (d) The Company covenants that, at any time shares of Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or on the Nasdaq National Market, the Company will, if permitted by the rules of such exchange or market list and keep listed so long as the shares shall be so listed on such exchange or market, all shares of Common Stock into which the Note may be converted.

     Section 9.7 Notice to Purchasers Prior to Certain Actions. In the event:

          (a) the Company shall authorize the granting to the holders of its shares generally of rights or warrants to subscribe for or purchase any shares of any class of its Stock or any other rights or warrants; or

          (b) of any reclassification of shares of the Company (other than a change in par value, or from par value to no par value, or from par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company;

          (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

          (d) of any event requiring the adjustment to the Conversion Price set forth in Section 9.4 hereof;

then in each such case, the Company shall cause to be mailed to Purchaser, as promptly as possible but in any event at least fifteen (15) days prior to the applicable date hereinafter specified, a notice prepared by the Company stating
(x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or if a record is not to be taken, the date as of which the holders of shares of record to be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occurring and the date as of which it is expected that holders of shares of record shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, or (z) the date of such event requiring adjustment to the Conversion Price and certifying the calculation of such adjustment.

     Section 9.8 Transfer of Shares. Shares of Common Stock issued upon conversion of the Note ("Note Shares") shall be transferable only in transfers or sales (i) pursuant to the exercise of Purchaser's rights under the Registration Rights Agreement; (ii) under Rule 144 and/or Rule 144A of the Securities and Exchange Commission; (iii) otherwise exempt from the registration requirements of the Securities Act; or (iv) to any Affiliates or Subsidiaries of the Purchaser, provided such Affiliates or Subsidiaries agree to be bound by the terms of this Agreement. The provisions of this paragraph shall expire upon the earliest to occur of (a) the second anniversary of the date of this Agreement;
(b) the date the Purchaser ceases to own at least five percent (5%) of the Note Shares; (c) a Change of Control; or (d) the occurrence of a material breach of any covenant of this Agreement or the Note by the Company. Notwithstanding the foregoing, no transfer may be made pursuant to clause (iii) above unless the Company consents to the transferee of such transfer, such consent not to be unreasonably withheld. In addition, during the five years commencing on the date of this Agreement, as long as the Purchaser holds any Notes or shares of Common Stock, Purchaser shall not engage in any short selling of the Common Stock, except transactions by Purchaser not for its own account but in its fiduciary or advisory capacity.

     Section 9.9 Co-Sale Rights. In the event that Harvey B. Adams or Ronald J. Adams (collectively, the "Receiving Shareholders" and individually, a "Receiving Shareholder") desire to accept a bona fide offer from a Person (a "Proposed Purchaser") to purchase five percent (5%) or more of the total outstanding shares of Common Stock owned by such Receiving Shareholder in a single transaction or series of transactions (collectively, a "Proposed Transfer"), other than a Permitted Transfer, then the Purchaser shall have the right to require the Proposed Purchaser to purchase simultaneously from the Purchaser a number of Note Shares up to the total number of shares of Common Stock to be sold by the Receiving Shareholders. Any Note Shares purchased in the Proposed Transfer pursuant to this paragraph shall be paid for at the same price per share of Common Stock, with the same form of consideration and upon the same terms and conditions as the sale by the Receiving Shareholders. Any consideration for covenants not to compete, consulting or other purposes of any nature whatsoever associated with the sale of Common Stock by such Receiving Shareholders shall be deemed to be consideration for the shares of Common Stock sold by such Receiving Shareholders.

     Section 9.10 Special Dividends. If the Company, during the period in which any Notes are outstanding, pays a dividend or makes any other distribution upon any of its Common Stock, then Purchaser shall receive an amount of cash, evidences of indebtedness and/or other property (as determined in good faith by the Board of Directors of the Company) equal to the product of (i) the amount of cash, evidences of indebtedness or other property distributed to each share of Common Stock, times (ii) the number of Note Shares issuable upon conversion of the outstanding amount of the Note pursuant to this Article 9 on each record date for determining holders of Common Stock entitled to such dividend or distribution.


                                   ARTICLE 10

                                  MISCELLANEOUS

     Section 10.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier) and shall be effective (a) if given by mail, when deposited in the mails or (b) if given by telecopier, when so telecopied. Notices hereunder shall be mailed or telecopied as follows:


     If to the Company or any of its Subsidiaries:

          Consolidated Stainless, Inc.
          1601 East Amelia Street
          Orlando, Florida  32803
          Attention: Mr. Ronald J. Adams, President
          Telecopy Number:   (407) 898-8467
          Telephone Number: (407) 682-4000
     with a copy to:

          Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel
          153 East 53rd Street
          New York, New York  10022
          Attention: Mr. Stephen A. Weiss
          Telecopy Number:  (212) 223-7161
          Telephone Number:  (212) 801-9200

     If to the Purchaser:

          SunTrust Banks, Inc.
          25 Park Place
          Atlanta, Georgia  30303
          Attention: Mr. Robert L. Dudiak
          Telecopy Number:  (404) 827-6514
          Telephone Number:  (404) 588-8735

     with a copy to:

          King & Spalding
          191 Peachtree Street
          Atlanta, Georgia  30303
          Attention:  Michael J. Egan III
          Telecopy Number:  (404) 572-5145
          Telephone Number:  (404) 572-4753

     Section 10.2 No Waiver. No delay or failure on the part of the Purchaser or any holder of the Notes and the exercise of any right, power or privilege granted under this Agreement or any other Loan Document or available at law or in equity, shall impair any such right, power or privilege or be construed as a waiver of any Event of Default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against the Purchaser unless made in writing and signed by the Purchaser, and then only to the extent expressly specified therein.

     Section 10.3 Expenses.

     (a) The Company agrees to pay on demand all costs, expenses, taxes and fees
(i) incurred by the Purchaser in connection with the preparation, execution and delivery of this Agreement and all other Loan Documents (including reasonable fees and disbursements of counsel for the Purchaser subject to certain agreements with Purchaser regarding caps on such fees); (ii) incurred by the Purchaser in connection with the preparation, execution and delivery of any waiver, amendment or consent by the Purchaser relating to the Loan Documents, including the reasonable costs and fees of counsel for the Purchaser; and (iii) incurred by the Purchaser, including the reasonable costs and fees of its counsel, in connection with the enforcement of the Loan Documents.

     (b) The Company agrees to indemnify, pay and hold the Purchaser and any holder of any of the Notes and the officers, directors, employees and agents of the Purchaser and such holders (the "Indemnified Persons") harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for any Indemnified Person in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnified Person shall be designated a party thereto) which may be incurred by any Indemnified Person, relating to or arising out of the enforcement of this Agreement, the Note, or any other Loan Document or any actual or proposed use of proceeds of the Loan; provided, that no Indemnified Person shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

     Section 10.4 Amendments, Etc. Any provision of this Agreement, the Note or any other Loan Document to which the Company is a party may be amended or waived, if such amendment or waiver is in writing and is signed by the Company and the holders of at least 75% of the Notes then outstanding.

     Section 10.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that the Company may not assign or otherwise transfer any of its rights or obligations under this Agreement, the Notes or any other Loan Document to any Person without the prior written consent of the Purchaser. The Purchaser may not assign its rights and delegate its obligations under this Agreement and the other Loan Documents and further may not assign all or any part of the Note or any other interest herein or in any other Loan Document to any Person without the prior written consent of the Company (such consent not to be unreasonably withheld). Such assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, obligations and benefits as it would have if it were the Purchaser hereunder and under the other Loan Documents. Notwithstanding the foregoing, the Purchaser may sell or otherwise grant participation in all or any part of the Notes. The holder of any such participation, if the participation agreement so provides, shall have the same rights and benefits of the Purchaser hereunder.

     Section 10.6 GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA (WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS).

     Section 10.7 Entire Agreement. This Agreement, the Notes and the other Loan Documents to which the Company is a party, together with any exhibits and schedules attached hereto and thereto, constitute the entire understanding of the parties with respect to the subject matter hereof and thereof, and any other prior or contemporaneous agreements, whether written or oral, with respect hereto or thereto are expressly superseded hereby. The execution of this Agreement, the Note and the other Loan Documents to which the Company is a party by the Company was not based upon any facts or materials provided by the Purchaser, nor was the Company induced to execute this Agreement, the Note or the other Loan Documents to which the Company is a party by any representation, statement or analysis made by the Purchaser.

     Section 10.8 Survival of Representations and Warranties. All representations and warranties contained herein or made by or furnished on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and all other Loan Documents.

     Section 10.9 Severability. If any part of any provision contained in this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions.

     Section 10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

     Section 10.11 Set-Off. Upon the occurrence and during the continuation of an Event of Default, the Company authorizes the Purchaser, without notice or demand, to apply any indebtedness due or to become due to the Company from the Purchaser in satisfaction of any of the indebtedness, liabilities or obligations of the Company under this Agreement or under any other Loan Document, including, without limitation, the right to set-off against any deposits or other cash collateral of the Company held by the Purchaser.

     Section 10.12 JURISDICTION AND VENUE. THE COMPANY AND THE PURCHASER AGREE, WITHOUT POWER OF REVOCATION, THAT ANY CIVIL SUIT OR ACTION BROUGHT AGAINST IT AS A RESULT OF ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR UNDER ANY OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY MAY BE BROUGHT AGAINST IT EITHER IN THE CIRCUIT COURT OF ORANGE COUNTY, FLORIDA, OR IN THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF FLORIDA, AND THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY SUCH SUIT OR ACTION BY SERVICE OF PROCESS AS PROVIDED BY FLORIDA LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTIONS THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF SUCH CIVIL SUIT OR ACTION AND ANY CLAIM THAT SUCH CIVIL SUIT OR ACTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY AGREES THAT FINAL

JUDGMENT IN ANY SUCH CIVIL SUIT OR ACTION SHALL BE CONCLUSIVE AND BINDING UPON IT AND SHALL BE ENFORCEABLE AGAINST IT BY SUIT UPON SUCH JUDGMENT IN ANY COURT OF COMPETENT JURISDICTION.

     Section 10.13 WAIVER OF JURY TRIAL. COMPANY AND PURCHASER KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, WHETHER IN CONTRACT OR TORT, AT LAW OR EQUITY, BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY OTHER DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PURCHASER ENTERING INTO THIS AGREEMENT. FURTHER, COMPANY HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF PURCHASER, NOR THE PURCHASER'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT PURCHASER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION, NO REPRESENTATIVE OR AGENT OF THE PURCHASER, NOR PURCHASER'S COUNSEL HAS THE AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

     Section 10.14 Covenant of Purchaser. The Purchaser hereby agrees to execute, upon the request of the Company, in favor of the holder of any Indebtedness permitted pursuant to Section 7.1(b), as evidenced by such certificates and pro forma financial calculations as the Purchaser may reasonably require, a subordination agreement on terms and conditions no more onerous to the Purchaser than the Subordination Agreement attached hereto as Exhibit H. The Company shall bear all expenses of the Purchaser incurred in connection with the execution and delivery of such subordination agreement(s), including without limitation, the fees and expenses of counsel to the Purchaser.

                         [Signatures on Following Pages]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their authorized officers all as of the day and year first above written.


                                    COMPANY:

                                    CONSOLIDATED STAINLESS, INC.



                                    By:
                                             ---------------------------------
                                             Stephen A. Weiss
                                             Vice President--Administration



                                    Attest:
                                             ---------------------------------
                                             Peter Rothberg
                                             Assistant Secretary

                                   HARVEY B. ADAMS:



                                   ------------------------------------
                                   Harvey B. Adams




                                   RONALD J. ADAMS:



                                   ------------------------------------
                                   Ronald J. Adams

                                   PURCHASER:

                                   SUNTRUST BANKS, INC.



                                   By:
                                             ---------------------------------

                                   Title:
                                             ---------------------------------